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Officer's Certificate

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, the undersigned, Ronald Steffenino, a Senior Managing Director of Berkeley Point Capital LLC d/b/a Newmark Knight Frank, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the activities of the Primary Servicer during the preceding calendar year (the "Reporting Period") and of its performance under the Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review, the Primary Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 31st day of January, 2019.

Berkeley Point Capital LLC d/b/a

Newmark Knight Frank

/s/ Ronald Steffenino

Ronald Steffenino

Senior Managing Director,

Servicing and Asset Management

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC d/b/a Newmark Knight Frank as Primary Servicer:

COMM 2014-CCRE 17                    COMM 2014-CCRE19

GSMS 2014-GC24                           COMM 2014-UBS4

COMM  2015-CCRE23                    COMM 2015 CCRE27

GSMS 2015-GC30                           GSCCRE 2015-HULA

COMM 2015-LC19                          COMM 2015-LC21

CFCMT 2016-C3                             CGCMT 2016-C3

CFCRE 2016-C7                              CCRESG 2016 HEAT

CCUBS 2017-C1                              CGCMT 2017-C4

UBS  2017-C5                                  BMARK 2018 B3

MSCI 2018 L1                                  UBS 2018 C12

UBS 2018 C14                                  UBS 2018 C8

      UBS 2018 C9                                    MSCI 2018 H4